Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report on Form 10-QSB in accordance with Rule 15(d)-2 of the Securities Exchange Act of 1934 of Central Iowa Energy, LLC (the “Company”) for the period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John E. Van Zee, President and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John E. Van Zee John E. Van Zee, President
And Chief Executive Officer

Dated: May 15, 2007